UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35913	20-4929029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Oxford Centre 301 Grant Street, Suite 2700 Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 304-0304

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03.	Material Modification to Rights of Security Holders.

On March 20, 2018, TriState Capital Holdings, Inc. (the “Company”) issued an aggregate of 1,400,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per Depositary Share), which represents $35,000,000 in aggregate liquidation preference. The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”). Under the terms of the Series A Preferred Stock, the ability of the Company to declare or pay any dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series A Preferred Stock, will be subject to restrictions in the event that the Company does not declare dividends on the Series A Preferred Stock for the most recently completed dividend period. The terms of the Series A Preferred Stock are more fully described in the Articles of Amendment relating thereto, filed on March 16, 2018 with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania (the “Articles of Amendment”), which establish the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions relating to the Series A Preferred Stock. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The terms of the Depositary Shares are set forth in the Deposit Agreement, dated March 20, 2018, among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the Depositary Receipts (the “Deposit Agreement”) and the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2018, the Company filed the Articles of Amendment with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, establishing the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock. The Articles of Amendment became effective with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania upon filing. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On March 20, 2018, the Company completed the issuance and sale of 1,400,000 Depositary Shares, each representing a 1/40th ownership interest in a share of the Series A Preferred Stock, pursuant to an Underwriting Agreement, dated March 15, 2018, between the Company and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Company has granted the underwriters a 30-day option to purchase 210,000 additional Depositary Shares. The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-222074) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, (ii) the Articles of Amendment, (iii) the Deposit Agreement, (iv) the form of Depositary Receipt and (v) the legal opinions as to the legality of the Depositary Shares and the Series A Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 15, 2018, by and between TriState Capital Holdings, Inc. and Sandler O’Neill & Partners, L.P.

3.1	Articles of Amendment of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, filed March 16, 2018.

4.1	Deposit Agreement, dated March 20, 2018, among TriState Capital Holdings, Inc., Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt representing the Depositary Shares (included as part of Exhibit 4.1).

5.1	Opinion of Keevican Weiss & Bauerle LLC, regarding legality of the Series A Preferred Stock.

5.2	Opinion of Covington & Burling LLP, regarding legality of the Depositary Shares.

12	Ratio of Earnings to Fixed Charges.

23.1	Consent of Keevican Weiss & Bauerle LLC (included as part of Exhibit 5.1).

23.2	Consent of Covington & Burling LLP (included as part of Exhibit 5.2).

99.1	Press release dated March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

Dated: March 20, 2018	By:	/s/ James F. Getz
	Name:	James F. Getz
	Title:	Chairman, President and Chief Executive Officer